THE SOUTH FINANCIAL GROUP

MANAGEMENT INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective January 1, 2008)

DISCLAIMER

THIS DOCUMENT IS NOT A CONTRACT OF EMPLOYMENT. THE EMPLOYMENT RELATIONSHIP BETWEEN THE SOUTH FINANCIAL GROUP, INC. AND ITS AFFILIATED COMPANIES (COLLECTIVELY, “TSFG”) AND EMPLOYEES WHO DO NOT HAVE A SPECIFIC INDIVIDUAL EMPLOYMENT CONTRACT IS AT-WILL AND VOLUNTARY. THIS MEANS THAT EITHER TSFG OR THE EMPLOYEE CAN TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE. THE EMPLOYMENT AT-WILL STATUS OF SUCH EMPLOYEES CANNOT BE ALTERED BY THIS DOCUMENT OR ANY OTHER STATEMENT OR REPRESENTATION, BUT CAN ONLY BE CHANGED BY A WRITTEN CONTRACT, WHICH MUST BE SIGNED BY THE APPROPRIATE MEMBER OF TSFG’S EXECUTIVE COMMITTEE.

ALL EMPLOYEES WHO HAVE ENTERED INTO OR MAY LATER ENTER INTO SUCH A WRITTEN CONTRACT ARE FURTHER ADVISED THAT THIS DOCUMENT DOES NOT AND CANNOT IN ANY WAY ALTER, MODIFY, OR AMEND SUCH A CONTRACT.

ALL EMPLOYEES ARE FURTHER ADVISED THAT THE EMPLOYMENT RELATIONSHIP BETWEEN TSFG AND ITS EMPLOYEES IS NOT MODIFIED IN ANY WAY BY ANY EMPLOYEE'S OWNERSHIP, VESTING, OR OTHER INTEREST OF ANY KIND IN ANY BENEFIT OR ASSET THAT MAY BE PROVIDED OR AWARDED UNDER THIS PLAN.

SOME PROVISIONS OF THIS PLAN MAY BE CONDITIONED UPON CONTINUED EMPLOYMENT WITH TSFG OR MAY OTHERWISE BE RELATED TO THE DURATION OF EMPLOYMENT WITH TSFG. NO RELATIONSHIP BETWEEN THE PROVISIONS OF THIS PLAN AND A PARTICIPANT'S STATUS AS AN EMPLOYEE WITH TSFG SHALL CONSTITUTE AN ALTERATION OF ANY KIND TO THE EMPLOYMENT RELATIONSHIP BETWEEN TSFG AND SUCH PARTICIPANT.

I

PURPOSE

The South Financial Group Management Incentive Compensation Plan (the “Plan”) which, subject to approval by the stockholders of The South Financial Group (the “Company”), shall be effective with respect to Covered Employees as of January 1, 2003, is designed to provide a significant and variable economic opportunity to selected officers and employees of the Company as a reflection of their individual and group contributions to the success of the Company and its subsidiaries. Payments pursuant to Section IX of the Plan are intended to qualify under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, as excluded from the term “applicable employee remuneration” (such payments are hereinafter referred to as “Excluded Income”).

II

DEFINITIONS

“Board” shall mean the Board of Directors of the Company.

“Bonus” shall mean a cash award payable to a Participant pursuant to the terms of the Plan, including an Incentive Award.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board.

“Company” shall mean The South Financial Group, a South Carolina corporation, and its subsidiaries.

“Covered Employees” shall mean Participants designated by the Committee who are or are expected to be “covered employees” within the meaning of Section 162(m)(3) of the Code for the Measurement Period in which a Bonus hereunder is payable and for whom the Committee intends that amounts payable hereunder constitute Excluded Income.

“Disinterested Person” shall mean a member of the Board who qualifies as an “outside director” for purposes of Section 162(m) of the Code.

“Incentive Award” shall have the meaning set forth in Article IX hereof.

“Individual Agreement” shall mean an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Measurement Period” shall have the meaning set forth in Article IX hereof.

“Participant” shall have the meaning set forth in Article IV hereof.

“Payment Date” shall mean the date following the conclusion of a particular Measurement Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding Bonuses. Notwithstanding any other provision of this Plan, the Payment Date shall be no later than March 15 following the last day of the Measurement Period on which the Bonus is based.

“Performance Goals” shall have the meaning set forth in Article IX hereof.

“Target Bonus” shall mean the amount determined by multiplying a Participant’s base salary as of the last day of the applicable Measurement Period by a percentage designated by the Committee in its sole discretion at the time the award is granted, which percentage need not be the same for each Participant. Notwithstanding the foregoing, in the case of a Participant who is a Covered Employee, such Target Bonus shall be determined based upon the Participant’s base salary as of the day immediately preceding the commencement of the applicable Measurement Period. The maximum Bonus payable to a Participant for any Measurement Period shall be 250 percent of such Participant’s annual base salary (as determined above) appropriately adjusted to reflect the length of such Measurement Period.

III

ADMINISTRATION

The Plan shall be administered by the Committee or such other committee of the Board which is composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel (who may be the independent auditors and outside counsel and compensation consultants of the Company) and other persons to assist or render advice to the Committee, all at the expense of the Company.

IV

ELIGIBILITY

The Committee shall, in its sole discretion, determine for each Measurement Period those officers and employees of the Company who shall be eligible to participate in the Plan (the “Participants”) for such Measurement Period based upon such Participants’ opportunity to have a substantial impact on the Company’s operating results. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length nor shall participation in the Plan in any Measurement Period by any Participant require continued participation by such Participant in any subsequent Measurement Period.

V

DETERMINATION OF BONUS

Subject to Article IX hereof, the form and amount of each Bonus award to a Participant shall be determined by and in the discretion of the Committee. The Committee may condition the earning of a Bonus upon the attainment of specified performance goals measured over a period not greater than one year relating to the Participant or the Company, or a subsidiary, division or department of the Company for or within which the Participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, which performance goals may be different for each Participant. Bonuses payable under the Plan will consist of a cash award from the Company, based upon a percentage of the Target Bonus and the degree of achievement of such performance goals over the Measurement Period. Bonuses under this Plan for Covered Employees shall be subject to pre-established Performance Goals in accordance with Article IX hereof. The Committee may, in its sole discretion, increase (other than for Covered Employees) or decrease the amount of any Bonus payable to a Participant and may award Bonuses to Participants (other than Covered Employees) even though the Bonuses are not earned. Bonuses earned or otherwise awarded will be paid on the Payment Date.

VI

TERMINATION OF EMPLOYMENT

In the event that a Participant’s employment with the Company terminates for any reason prior to the Payment Date with respect to any Bonus, the balance of any Bonus which remains unpaid at the time of such termination shall be payable to the Participant, or forfeited by the Participant, in accordance with the terms of the award granted by the Committee; provided, however, that in the case of a Covered Employee, no amount shall be payable unless the Performance Goals are satisfied unless the termination of employment of the Covered Employee is a termination due to death or disability. Participants who remain employed through the Measurement Period but whose employment is terminated prior to the Payment Date shall be entitled to receive Bonuses payable with respect to such Measurement Period, unless such employment is terminated for cause (as defined at common law, or if the Participant is party to an Individual Agreement, as defined therein).

VII

AMENDMENT AND TERMINATION

The Board shall have the right to amend, modify or terminate the Plan from time to time but no such amendment or modification shall, without prior approval of the Company’s stockholders, change Article IX of this Plan to alter the business criteria on which the Performance Goals are based or to increase the amount set forth in Section (e) of Article IX, materially increase the amount available for Incentive Awards, materially increase the benefits accruing to Participants hereunder who are Covered Employees, materially modify the requirements regarding eligibility for participation in the Plan or, without the consent of the Participant affected, impair any award made prior to the effective date of the amendment, modification or termination.

VIII

MISCELLANEOUS

Bonus payments shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company. The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to its principles of conflict of laws.

IX

PROCEDURES FOR CERTAIN DESIGNATED PARTICIPANTS

Bonuses under the Plan to Participants who are Covered Employees shall be subject to pre-established Performance Goals as set forth herein. Notwithstanding Article V hereof, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Article IX.

(a)           Target Bonus. Prior to the commencement of a Measurement Period, the Committee shall grant bonus award opportunities (“Incentive Awards”) to such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals measured over a period not greater than one year established by the Committee in writing prior to or at the time of grant. An Incentive Award shall consist of a cash award from the Company to be based upon a percentage of a Target Bonus. The extent, if any, to which an Incentive Award will be payable will be based upon the degree of achievement of such pre-established Performance Goals over such specified Measurement Period; provided, however, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable with respect to a Measurement Period (under which circumstances the Participant will have no right to receive the amount of such reduction even if the Performance Goals are met).

(b)           Measurement Period. The Measurement Period will be a period of one fiscal year, unless a shorter period is otherwise selected and established in writing by the Committee at the time the Performance Goals are established with respect to a particular Incentive Award (the period so specified being herein referred to as the “Measurement Period”).

(c)           Performance Goals. The performance goals (“Performance Goals”) established by the Committee at the time an Incentive Award is granted will be comprised of specified levels of the Company’s stock price, market share, sales, asset quality, non-performing assets, earnings per share, return on equity, costs, operating income, marketing-spending efficiency, return on operating assets, return on assets, core non-interest income and/or levels of cost savings during the Measurement Period, provided that the outcome of such Performance Goals shall be substantially uncertain at the time the Performance Goals are established.

(d)           Payment of an Incentive Award. At the time the Incentive Award is granted, the Committee shall prescribe a formula to determine the percentage of the Target Bonus which may be payable based upon the degree of attainment of the Performance Goals during the Measurement Period. If the minimum Performance Goals established by the Committee are not met, no payment will be made to a Participant who is a Covered Employee. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions of the Incentive Awards have been satisfied, payment shall be made on the Payment Date in accordance with the prescribed formula based upon a percentage of the Target Bonus unless the Committee determines, in its sole discretion, to reduce the payment to be made. In no event shall an Incentive Award be paid to a Covered Employee unless and until the Plan ahs been approved by the Company’s stockholders.

(e)           Maximum Payable. The maximum amount payable to a Covered Employee for any fiscal year of the Company shall be $2,500,000.